Exhibit 10.12(c)

THIRD AMENDMENT TO
MINERALS TECHNOLOGIES INC. RETIREMENT PLAN
(as amended and restated effective as of January 1, 2006, with certain other effective dates)

WHEREAS, pursuant to Section 9.1 of the Minerals Technologies Inc. Retirement Plan, as amended and restated effective as of January 1, 2006, with certain other effective dates (the “Plan”), Minerals Technologies Inc. (the “Employer”) reserves the right to amend the Plan by action of its Board of Directors.

NOW, THEREFORE, the Plan is hereby amended effective on the dates set forth below, as follows:

1.	Effective January 1, 2004, Section 8.2 shall be amended by replacing the second and third paragraphs thereof with the following:

For purposes of adjusting any Non-Decreasing Annuity Benefit (as defined below), the actuarially equivalent amount shall be (i) for Limitation Years beginning before July 1, 2007, the greater of (A) the amount determined utilizing the Plan interest rate and Plan mortality table used for converting a straight-life annuity to an alternative form of benefit, and (B) the amount determined utilizing the Applicable Mortality Table and a 5 percent interest rate assumption, and (ii) for Limitation Years beginning on or after July 1, 2007, the greater of (A) straight-life annuity payable under the Plan on the same commencement date as the Member’s form of benefit, and (B) the amount determined utilizing the Applicable Mortality Table and a 5 percent interest rate assumption.

For purposes of adjusting any benefit that is not a Non-Decreasing Annuity Benefit, the actuarially equivalent amount shall be, (i) for Limitation Years beginning before 2004, the greater of (A) the amount determined utilizing the Plan interest rate and Plan mortality table used for converting a straight-life annuity to an alternative form of benefit and (B) the amount determined utilizing the Applicable Mortality Table and Applicable Interest Rate, (ii) for Limitation Years beginning in 2004 and 2005, the greatest of (A) the amount determined utilizing the Plan interest rate and Plan mortality table used for converting a straight-life annuity to an alternative form of benefit and (B) the amount determined utilizing the Applicable Mortality Table and a 5.5% interest rate, and (iii) for Limitation Years beginning after 2005, (A) the amount determined utilizing the Plan interest rate and Plan mortality table used for converting a straight-life annuity to an alternative form of benefit, (B) the amount determined utilizing the Applicable Mortality Table and a 5.5% interest rate, and (C) the amount determined utilizing the Applicable Mortality Table and Applicable Interest Rate divided by 1.05.

2.	Effective January 1, 2002, Section 13.3(b)(2) shall be amended to read in its entirety as follows:

the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all Employees (other than former Key Employees) covered under the aggregation group of plans.  Cumulative Accrued Benefits and account balances shall be adjusted for any distribution made in the one-year period ending on the Applicable Determination Date and any contribution due but unpaid as of said Applicable Determination Date; provided, however, that in the case of a distribution made to a Member for a reason other than severance from employment, death or Disability, this provision shall be applied by substituting “five-year period” for “one-year period.”  Account balances and Accrued Benefits of individuals who have not performed services for an Employer or any Affiliates at any time during the one-year period ending on the Applicable Determination Date shall not be taken into account.  The determination of the foregoing ratio, including the extent to which distributions (including distributions from terminated plans), rollovers, and transfers are taken into account, shall be made in accordance with Code section 416 and the regulations thereunder.

IN WITNESS WHEREOF, the Employer, by its duly authorized officers, has caused this Third Amendment to be executed on this 9th day of October, 2009.

MINERALS TECHNOLOGIES INC.

BY: /s/ Thomas J. Meek

BY: /s/ Dennis R. Harrison